Exhibit 99.1

      Cherokee International Receives Expected Notice of Pending Delisting
                   from Nasdaq Due to Late Filing of Form 10-Q

     TUSTIN, Calif.--(BUSINESS WIRE)--May 22, 2007--Cherokee International Corporation (NASDAQ:CHRK), a leading designer and manufacturer of power supplies, today announced that on May 17, 2007, the Company received, as expected, a letter from the Staff of the Nasdaq Stock Market indicating that the Company's common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) because the Company had failed to timely file its Form 10-Q for the quarterly period ended April 1, 2007.

     As previously announced, the Company received a letter from the Staff of the Nasdaq Stock Market on April 5, 2007, indicating that the Company's common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) due to the delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2006. Cherokee appealed the Nasdaq Staff's determination to a Nasdaq Listing Qualifications Panel, which automatically stayed the delisting of Cherokee's common stock pending the Panel's review and determination. The Company will address both SEC filing deficiencies related to the filing of its Form 10-K and Form 10-Q at its scheduled hearing before a Nasdaq Listing Qualifications Panel. Until the Panel issues a determination and the expiration of any exception granted by the Panel, Cherokee's common stock will continue to be traded on The Nasdaq Global Market. There can be no assurance that the Panel will issue a determination in favor of the continued listing of Cherokee's common stock.

     As previously disclosed, the Company had been undergoing a review of accounts payable and cost of sales for 2006 and prior periods. On May 21, 2007, the Company's current and former auditors completed their reviews of the Company's 2006 Annual Report on Form 10-K. Therefore, the Company expects to file the 10-K within the next few days, and will hold a conference call at that time. The Company's Form 10-Q for the quarter ended April 1, 2007 will be filed as soon as practicable after the Form 10-K is filed and the Company's current auditors have completed their review work for the quarter ended April 1, 2007. At this time, the Company is unable to provide an estimate for such filing date.

     About Cherokee International

     Cherokee International designs, manufactures and markets high-reliability custom and standard switch-mode power supplies for datacom, telecom, medical and process-control applications. With advanced manufacturing facilities and engineering expertise located worldwide, Cherokee applies a customer-focused approach to provide high-reliability power products to manufacturers, reducing time to market. As the leading provider of custom-designed power sources, Cherokee also delivers a complete range of standard and modified-standard AC/DC power supplies, AC/DC rectifiers and power shelves, and DC/DC converters. Cherokee International headquarters are at 2841 Dow Ave., Tustin, California 92780 and can be reached at +1 714 544 6665. European operations are at Boulevard de l'Europe 131, 1301 Wavre, Belgium and can be reached at +32 10 438
510. Cherokee International (China) Power Supply Ltd. is located at 1353 Chenqiao Road, Shanghai Sengpu Industrial Park Shanghai, 201401 China and can be reached at 021 6710 8910. Additional information about the Company and its products is available at http://www.cherokeepwr.com.

     Safe Harbor Statement

     Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) the potential delisting of the Company's common stock and the timing of the filing of the Form 10-K for the year ended December 31, 2006 and the Form 10-Q for the quarter ended April 1, 2007, (2) changes in general economic and business conditions, domestically and internationally, (3) reductions in sales to, or the loss of, any of the Company's significant customers or in customer capacity generally, (4) changes in the Company's sales mix to lower margin products, (5) increased competition in the Company's industry, (6) disruptions of the Company's established supply channels, (7) the Company's level of debt and restrictions imposed by its debt agreements, and (8) the additional risk factors identified in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, even though the Company's situation may change in the future.


     CONTACT: Cherokee International Corporation
              Lin Fox, Chief Financial Officer, 714-508-2043 lin.fox@cherokeepwr.com or
              Ann Jones, Investor Relations, 714-227-0391 info@cherokeepwr.com